Exhibit 99.1

Blue Coat Announces Executive Appointments

Michael Borman Joins Company as President and CEO

Brian NeSmith Named Chief Product Officer

SUNNYVALE, Calif., August 31, 2010 – Blue Coat Systems, Inc. (Nasdaq: BCSI), the technology leader in Application Delivery Networking, today announced its board of directors has named Michael J. Borman as president and chief executive officer and Brian M. NeSmith as chief product officer, effective September 1, 2010. The board also expects to name Mr. Borman to the board of directors.

Mr. NeSmith, who has served as president and chief executive officer since 1999, will focus on product strategy, direction and development in his new executive role. He will report to Mr. Borman and will continue to serve on the company’s board.

“Mike is a proven executive with an impressive track record of leading technology companies to their next level,” said Dave Hanna, chairman of the board of directors. “This is a natural evolution that reflects Blue Coat’s increasing scale and complexity, and provides the leadership depth and strength we will need for the next phase of growth. Mike’s executive management skills will be a great complement to Brian’s vision and passion for Blue Coat’s technology and products.”

“I am confident Mike has the right combination of experience and business acumen to lead Blue Coat,” said Mr. NeSmith. “The new management structure will allow me to work more closely with our product teams as we create the next generation of cutting edge solutions making networks faster and more secure.”

Mr. Borman’s background includes executive management positions at large, mid- and small publicly-traded hardware and software companies. Previously, he served as chief executive officer and director of Avocent Corporation, a developer of switching systems that was acquired by Emerson Electric in December 2009. Prior to Avocent, Mr. Borman

spent a total of 30 years at IBM, where he held numerous senior executive positions, leading global product and sales organizations. He also served as president and chief operating officer at Blue Martini Software, a provider of intelligent selling systems.

“Blue Coat has an enviable customer base, a strong product portfolio, and an excellent reputation for technology innovation,” said Mr. Borman. “I am excited about our future opportunities and look forward to joining Brian and the rest of the executive management team.”

Conference Call & Webcast

Blue Coat will hold a conference call to discuss the executive appointments on Tuesday, August 31, 2010 at 5:00 p.m. ET (2:00 p.m. PT). Participants in the United States should call (800) 230-1096. International participants should call (612) 332-0107. The passcode for the call is: 170132. The conference call can also be accessed through an audio webcast from the Company’s website, www.bluecoat.com/company/investorrelations. A replay of the call will be available starting on Tuesday, August 31, 2010 at 8:00 p.m. ET (5:00 p.m. PT), and can be accessed by calling (800) 475-6701 for U.S. participants and (320) 365-3844 for international participants. The passcode for the replay is: 170132.

About Blue Coat Systems

Blue Coat Systems is the technology leader in Application Delivery Networking. Blue Coat offers an Application Delivery Network Infrastructure that provides the visibility, acceleration and security required to optimize and secure the flow of information to any user, on any network, anywhere. This application intelligence enables enterprises to tightly align network investments with business requirements, speed decision making and secure business applications for long-term competitive advantage. For additional information, please visit www.bluecoat.com

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FORWARD-LOOKING STATEMENTS: This document contains certain forward-looking statements. All statements other than statements of historical fact are statements that could be deemed forward-looking statements including: any statements regarding our business outlook and future financial and operating results; any statements of expectation or belief; any statements regarding plans, strategies and objectives of management for future operations; and any statements of assumptions underlying any of the foregoing. Risks, uncertainties and assumptions include the risks that are described from time to time in the Securities and Exchange Commission reports filed by the Company, including but not limited to the risks described in the Company’s most recent reports on Form 10-K and Form 10-Q, particularly under the heading “Risk Factors.” No assurances can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do so, what impact they will have on the results of operations or financial condition of the Company. The Company assumes no obligation and does not intend to update any of these forward-looking statements, except as required by applicable law, after the date on which it was made.

Blue Coat and the Blue Coat logo are registered trademarks or trademarks of Blue Coat Systems, Inc. and/or its affiliates in the United States and certain other countries. All other trademarks mentioned in this document are the property of their respective owners.

Media Contacts: Steve Schick Blue Coat Systems steve.schick@bluecoat.com 408-220-2076	Investor Contact: Jane Underwood Blue Coat Systems jane.underwood@bluecoat.com 408-541-3015